DocuSign Envelope ID: 9D3984A8-C93D-4572-92CA-7EC58C858956

DocuSign Envelope ID: E08B573C-4FE7-43C4-9202-7909BF8CD27D
EXHIBIT 10.25

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of September 14, 2021, and is made by and between GOPRO, INC., a Delaware corporation (“Sublandlord”), and SKYDIO, INC., a Delaware corporation (“Subtenant”). Sublandlord and Subtenant hereby agree as follows:

1.Recitals:

A.This Sublease is made with reference to the fact that RAR2-Clearview Business Park Owner, LLC, as “Landlord,” (“Master Landlord”) and Sublandlord, as “Tenant,” are parties to that certain Lease dated November 1, 2011, as amended by that certain First Amendment to Office Lease Agreement executed on or about August 29, 2012 (the “First Amendment”), that certain Second Amendment to Office Lease Agreement dated as of September 11, 2012 (the “Second Amendment”), that certain Third Amendment to Office Lease Agreement executed on or about September 17, 2012 (the “Third Amendment”), that certain Fourth Amendment to Office Lease dated as of March 5, 2013 (the “Fourth Amendment”), that certain Fifth Amendment to Office Lease dated as of August 20, 2013 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated as of December 22, 2014 (the “Sixth Amendment”), that certain Seventh Amendment dated as of November 23, 2015 (the “Seventh Amendment”), that certain Eighth Amendment to Lease (the “Eighth Amendment”) dated as of February 24, 2016, that certain Ninth Amendment to Lease (the “Ninth Amendment”) dated as of August 3, 2016, that certain Building D Expansion Effective Date Memorandum dated as of October 21, 2016 (the “Building D Memorandum”) and that certain Tenth Amendment to Office Lease Agreement (the “Tenth Amendment”) dated as of April 30, 2019 (as amended, the “Master Lease”), with respect to those certain premises in San Mateo, California described therein (collectively, the “Master Premises”) located at 3000E Clearview Way (“Building E”), 3000F Clearview Way (“Building F”) and 3025 Clearview Way (“Building D”). A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

2.Subleased Premises:

A.Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, a portion of the Master Premises consisting of the entire Building F consisting of 37,222 rentable square feet and the portion of Building E (as identified on Exhibit B attached hereto) which consists of approximately 41,186 rentable square feet, for an aggregate total of 78,408 rentable square feet as depicted on Exhibit B attached hereto (the “Subleased Premises”).

B.The Subleased Premises shall exclude the “Excluded Areas” in Building E identified on Exhibit B hereto. Sublandlord shall have continued access to the Excluded Areas, including without limitation, access into Building E and access through the portions of the Subleased Premises necessary for Sublandlord’s access to the Excluded Areas, twenty-four (24) hours per day, seven (7) days per week. In addition, Sublandlord shall have the nonexclusive right to use the restrooms on the first floor of Building E. Subtenant shall not enter into any of the Excluded Areas; provided, however, upon at least twenty-four hours’ notice to Sublandlord, Subtenant shall have access, accompanied by Sublandlord, to the MPOE and, if needed, the server room (as identified on Exhibit B) in connection with the utilities serving Building E.

3.Term:

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DocuSign Envelope ID: E08B573C-4FE7-43C4-9202-7909BF8CD27D

A.Term. The term (the “Term”) of this Sublease shall be for the period commencing sixty
(60) days after the Early Access Delivery Date (as defined below) (the “Commencement Date”) and ending December 31, 2026 unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the “Expiration Date”). Within ten (10) days of request by Sublandlord, Subtenant shall acknowledge the actual Commencement Date and Expiration Date by executing a Commencement Memorandum in the form attached hereto as Exhibit C. In the event that Subtenant and Master Landlord enters into a direct lease for the Subleased Premises on or before December 1, 2026 with a term commencing on February 1, 2027, then the Expiration Date of this Sublease shall be changed to January 31, 2027.

B.No Options to Extend or Expand. Notwithstanding anything to the contrary in the Sublease or the Master Lease, Subtenant shall not have any options to extend or renew the term of the Sublease or any options to expand the Subleased Premises.

C.Early Access Period. Following the date by which Master Landlord provides its written consent to this Sublease (the “Consent Date”), Sublandlord shall deliver possession of the Subleased Premises to Subtenant and grants Subtenant the right to access the Subleased Premises for all purposes permitted under this Sublease, including the conduct of Subtenant’s business. The sixty (60)-day period commencing upon the date that Sublandlord delivers possession of the Subleased Premises to Subtenant (the “Early Access Delivery Date”) and ending on the date immediately preceding the Commencement Date shall be referred to herein as the “Early Access Period”. Notwithstanding the foregoing, Sublandlord shall not be required to deliver possession of the Subleased Premises prior to the date that Sublandlord receives the Letter of Credit (defined in Paragraph 5.A below) and the insurance certificates evidencing the insurance required under Paragraph 17 of this Sublease. If the Early Access Delivery Date is delayed beyond the Consent Date as a result of a delay in Subtenant’s delivery of the Letter of Credit or such insurance certificates, then the Early Access Delivery Date shall be deemed to be Consent Date. The Early Access Period shall be subject to all of the terms of the Sublease except the obligation to pay Base Rent, Expenses or Taxes.

4.Rent:

A.Base Rent. Commencing on the Commencement Date and continuing each month throughout the Term of this Sublease, Subtenant shall pay to Sublandlord as base rent (“Base Rent”) for the Subleased Premises monthly installments as follows:

Months	Base Rent per Month
1-12	$274,428.00*
13-24	$282,660.84
25-36	$291,140.66
37-48	$299,874.89
49-60	$308,871.13
61-end	$318,137.27

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DocuSign Envelope ID: E08B573C-4FE7-43C4-9202-7909BF8CD27D

Base Rent and Additional Rent, as defined in Paragraph 4.B below, (collectively, hereinafter “Rent”) shall be paid in advance on or before the first (1st) day of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublandlord at 3025 Clearview Way, San Mateo, California 94402, Attention: Accounts Receivable, or such other address as may be designated in writing by Sublandlord.

*    So long as Subtenant is not in default under the Sublease beyond any applicable notice and cure period, Base Rent (and “Expenses” and “Taxes” pursuant to Paragraph 4.B below) under the Sublease for the first five (5) months of the Term shall be abated such that the effective Base Rent rate for such five (5) months shall be Zero Dollars ($0.00) (the “Rent Abatement”). Notwithstanding such concession, Sublandlord and Subtenant agree that Subtenant’s obligation to pay Base Rent (and Expenses and Taxes) during the Term shall continue throughout the Term, and in the event the Sublease is terminated due to a default by Subtenant occurs beyond any applicable notice and cure period, then all Base Rent (and Expenses and Taxes) not collected by Sublandlord during the Term due to the foregoing Rent Abatement shall, as of the date of such termination, become immediately due and payable with interest on such sums at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law (the “Interest Rate”) from the date such Rent was originally due to the date of payment. Such obligation of Subtenant for payment of Base Rent (and Expenses and Taxes) not collected during the Term shall be independent of and in addition to Sublandlord’s other rights and remedies available to it pursuant to the Sublease or otherwise available at law or in equity.

B.Additional Rent. All monies other than Base Rent required to be paid by Subtenant under this Sublease shall be deemed additional rent (“Additional Rent”). Additional Rent shall include, without limitation, all amounts payable by Sublandlord under the Master with respect to or reasonably allocated to the Subleased Premises. Subtenant acknowledges that Sublandlord is required to pay “Expenses” and “Taxes” and estimated payments thereof and adjustments thereto under Exhibit E of the Master Lease. In addition to all other Additional Rent set forth in this Sublease, Subtenant shall pay to Sublandlord as Additional Rent hereunder, all of such “Expenses” and “Taxes” payable by Sublandlord with respect to the Subleased Premises. Such amounts (including estimated payments thereof and adjustments thereto) shall be payable by Subtenant no later than two (2) days before the dates the same are due under the Master Lease. Sublandlord shall promptly forward the appropriate invoices received from Master Landlord. Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, that Subtenant shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with the Subleased Premises under the Master Lease, such that Sublandlord shall receive, as net consideration for this Sublease, full reimbursement thereof. In the event any cost or expense is incurred by Sublandlord under the Master Lease for Subtenant’s sole benefit or as a result of Subtenant’s request for certain services, Subtenant shall pay the entire cost thereof.

C.Utilities. Subtenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services to the Subleased Premises. If any such utilities or services are not separately metered to the Subleased Premises, Subtenant shall pay within ten (10) days of written demand Subtenant’s proportionate share of the cost of such jointly metered utilities and services. In the event that the parties reasonably determine that Subtenant or Sublandlord is using a materially disproportionate amount of such utilities and services, Sublandlord shall charge a reasonable proportion determined by electrical survey by a reputable, independent electrical consulting firm selected by Sublandlord. Subtenant shall reimburse Sublandlord for fifty percent (50%) of the cost of such electrical survey.

DocuSign Envelope ID: 9D3984A8-C93D-4572-92CA-7EC58C858956

DocuSign Envelope ID: E08B573C-4FE7-43C4-9202-7909BF8CD27D

D.Prepayment of Rent. Upon execution hereof by Subtenant, Subtenant shall pay to Sublandlord the sum of Two Hundred Seventy-Four Thousand Four Hundred Twenty-Eight and 00/100 Dollars ($274,428.00), which shall constitute Base Rent for the sixth (6th) month of the Term.

5.Letter of Credit:

A.On or prior to the date which is ten (10) days after Subtenant’s execution and delivery of this Sublease to Sublandlord or, if earlier, one (1) business day after the Consent Date, Subtenant shall deliver to Sublandlord, as collateral for the full and faithful performance by Subtenant of all of its obligations under the Sublease and for all losses and damages Sublandlord may suffer as a result of any default by Subtenant under this Sublease, an irrevocable and unconditional letter of credit (the “Letter of Credit”) governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500, as revised from time to time, in an amount equal to Nine Hundred Fifty-Four Thousand Four Hundred Eleven and 81/100 Dollars ($954,411.81), issued to Sublandlord, as beneficiary, in form and substance reasonably satisfactory to Sublandlord, by a bank reasonably approved by Sublandlord qualified to transact banking business in California with an office in the Greater San Francisco Bay Area at which drafts drawn on the Letter of Credit may be presented for payment. Subtenant shall maintain the Letter of Credit for the entire Term and any extension thereof. The Letter of Credit shall expressly state that the Letter of Credit and the right to draw thereunder may be transferred or assigned by Sublandlord to any successor or assignee of Sublandlord under this Sublease. Subtenant shall pay any fees related to the issuance or amendment of the Letter of Credit, including, without limitation, any transfer fees. The Letter of Credit shall permit partial draws. The full amount of the Letter of Credit shall be available to Sublandlord upon presentation of Sublandlord’s sight draft accompanied only by the Letter of Credit and Sublandlord’s signed statement that Sublandlord is entitled to draw on the Letter of Credit pursuant to this Sublease, and the Letter of Credit shall provide that proceeds shall be paid within three (3) days following such presentation. The Letter of Credit shall provide that it will be automatically renewed until sixty (60) days after the Expiration Date unless the issuer provides Sublandlord with written notice of non-renewal at the notice address herein at least sixty (60) days prior to the expiration thereof. If, not later than thirty (30) days prior to the expiration of the Letter of Credit, Subtenant fails to furnish Sublandlord with a replacement Letter of Credit pursuant to this Paragraph, Sublandlord shall have the right to draw the full amount of the Letter of Credit, and shall have the right to hold and apply the proceeds of the Letter of Credit in accordance with this Paragraph. If Subtenant fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublandlord may draw upon, use, apply or retain all or any portion of the proceeds of the Letter of Credit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Sublessee’s default, or to compensate Sublandlord for any loss or damage which Sublandlord has suffered thereby, including future rent damages under California Civil Code Section 1951.2, without prejudice to any other remedy provided herein or by law. In addition, Sublandlord shall have the right to draw down an amount up to the face amount of the Letter Credit if (i) Subtenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), (ii) an involuntary petition has been filed against Subtenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (iii) the Sublease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Subtenant under the Bankruptcy Code or the filing of an involuntary petition against Subtenant under the Bankruptcy Code. Subtenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1951.7, that provides that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Subtenant, or to clean the Subleased Premises, it being agreed that Sublandlord, in addition, may claim those sums reasonably necessary to compensate Sublandlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Subtenant, including future rent damages following the termination of this Sublease. If Sublandlord so uses or applies all or any portion of the Letter of Credit, then Subtenant, within ten (10) days after demand therefor, shall deliver to Sublandlord a replacement Letter of Credit in the full amount of the original Letter of Credit set forth above.

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DocuSign Envelope ID: E08B573C-4FE7-43C4-9202-7909BF8CD27D
B.If as of February 28, 2023, Subtenant has not at any time been in default, beyond any applicable notice and cure period, of any term or provision of this Sublease, then provided Subtenant achieves all of the forecasted financial milestones that it provided to Sublandlord on July 8, 2021 and
Subtenant provides to Sublandlord reasonable evidence of the same, Sublandlord hereby agrees that the Letter of Credit may be reduced to Six Hundred Thirty-Six Thousand Two Hundred Seventy-Four and 54/100 Dollars ($636,274.54). Any reduction in the Letter of Credit shall be accomplished by Subtenant’s delivery to Sublessor of a substitute Letter of Credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount. Sublandlord agrees that it shall provide its consent to any such amendment provided that Sublandlord shall have first received a request for such consent from the issuing bank and all conditions to such reduction set forth above have been satisfied.

6.Late Charge: If Subtenant fails to pay Sublandlord any amount due hereunder on or before the third day after such payment is due, Subtenant shall pay to Sublandlord upon demand a late charge equal to five percent (5%) of the delinquent amount. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublandlord will incur in processing each delinquent payment. Sublandlord’s acceptance of any interest or late charge shall not waive Subtenant’s default in failing to pay the delinquent amount.

7.Holdover: Subtenant acknowledges that it is critical that Subtenant surrender the Subleased Premises on or before the expiration or earlier termination of the Sublease in accordance with the terms of this Sublease. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant’s failure to surrender the Subleased Premises on or before the expiration or earlier termination of the Sublease in the condition required under the terms of this Sublease. Subject to the last two sentences of Paragraph 32 of this Sublease, such liability and damages shall include, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Master Premises by Sublandlord occasioned by the holdover of the Subleased Premises by Subtenant. In addition, Subtenant shall pay Sublandlord holdover rent equal to one hundred fifty percent (150%) of Base Rent plus any Additional Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Subleased Premises in the condition required hereunder. The provisions of this Paragraph 7 shall survive the expiration or earlier termination of this Sublease.

8.“AS IS”Condition: The parties acknowledge and agree that Subtenant is subleasing the Subleased Premises on an “AS IS” basis, and that Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant’s intended use or any representation or warranty made by Master Landlord under the Master Lease. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublandlord as provided in Section 1942 of said Civil Code. Sublandlord represents that to its knowledge, the base Building systems serving the Premises are in good working order and repair. If, as of the Early Access Delivery Date

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such systems are not in good working order and repair and Subtenant delivers written notice to Sublandlord of the same within sixty (60) days after the Early Access Delivery Date, Sublandlord shall, subject to Paragraph 9 below, use commercially reasonable efforts to cause Master Landlord to correct the same at no cost to Subtenant.

9.Master Landlord Obligations. Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease (including, without limitation, Master Landlord’s obligations under Sections 2, 5, 7, 9, 11, 15, 17, 36, Exhibit B, Exhibit E, and Exhibit F of the Master Lease and Master Landlord’s obligation to comply with laws and carry building insurance). Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord’s reasonable efforts (not including the payment of monies, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance.

10.Right to Cure Defaults: If Subtenant fails to pay any sum of money to Sublandlord, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.

11.Assignment and Subletting: Subtenant may not assign any interest in this Sublease (by operation of law or otherwise), sublet any of the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublandlord and Master Landlord; provided, however, subject to receipt of Master Landlord’s consent under the Master Lease, Sublandlord’s consent shall not be required for Permitted Transfers as described in Section 12.E of the Master Lease. Sublandlord’s consent shall not be unreasonably withheld, provided, however, Sublandlord’s withholding of consent shall in all events be deemed reasonable if for any reason Master Landlord’s consent is not obtained. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublandlord, shall be a material default under this Sublease. Sublandlord’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease. Any cost incurred by Sublandlord under the Master Lease in connection with any Transfer or request for consent thereto shall be promptly reimbursed by Subtenant to Sublandlord upon written demand therefor.

12.Use:

A.Subtenant may use the Subleased Premises for the Permitted Use under the Master Lease and for no other purpose whatsoever.

B.Subtenant shall comply with all rules and regulations promulgated from time to time by Master Landlord pursuant to the Master Lease. Subtenant shall further comply with all reasonable rules and regulations promulgated from time to time by Sublandlord with respect to the common areas of the Master Premises Project (specifically excluding the interior of Buildings E and F except with respect to the Excluded Areas). Subject to such rules and regulations and any access procedures required by Master Landlord or Sublandlord, Subtenant shall have access to the Subleased Premises twenty-four (24) hours per day, seven (7) days per week.

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C.Subtenant shall comply with all terms of the Master Lease regarding Hazardous Materials. Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord and hold harmless Sublandlord and its agents, employees, directors, shareholders, contractors and representatives from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys’ fees, consultants’ fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, arising from or relating in any manner to the use, storage, handling, manufacture, transportation, release, discharge, emission or disposal of Hazardous Materials on or about the Subleased Premises or the Master Premises during the Term of this Sublease by Subtenant or its agents, employees, contractors or invitees. As used herein, “Hazardous Materials” shall mean any material or substance that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

13.Effect of Conveyance: As used in this Sublease, the term “Sublandlord” means the holder of the “Tenant’s” interest under the Master Lease. In the event of any assignment or transfer of the Tenant’s interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord’s sole discretion, then except in the event of an assignment or transfer to an Affiliated Party (as defined in the Master Lease), Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any security of Subtenant to the transferee of such interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto. Sublandlord shall not assign the Lease to a third party (except to a successor by purchase, merger, consolidation or reorganization) if the same would result in the exercise by Landlord of its right to terminate the Master Lease with respect to the Subleased Premises under Section 12.B of the Master Lease (unless Master Landlord agrees to allow Subtenant to continue to occupy the Subleased Premises for the remaining Term on the terms of this Sublease).

14.Delivery and Acceptance: Sublandlord shall deliver the Subleased Premises in its “AS IS” condition. This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the Commencement Date or delays in Sublandlord delivering the Subleased Premises to Subtenant for any reason whatsoever; provided, however, that Rent shall abate until Sublandlord delivers possession of the Subleased Premises to Subtenant. Subtenant has fully inspected the Subleased Premises and is satisfied with the condition thereof. By taking possession of the Subleased Premises, Subtenant conclusively shall be deemed to have accepted the Subleased Premises in its then- existing, “AS IS” condition, without any representation or warranty whatsoever from Sublandlord with respect thereto.

15.Improvements: Subtenant shall not make any alterations or improvements to the Subleased Premises (i) without the prior written consent of both Master Landlord and Sublandlord and (ii) except in accordance with the Master Lease.

16.Release and Waiver of Subrogation: Notwithstanding anything to the contrary in this Sublease, the parties hereto release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value “Special Form” property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason,

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including, without limitation, (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease.

17.Insurance: Subtenant shall obtain and keep in full force and effect, at Subtenant’s sole cost and expense, during the Term the insurance required to be carried by the “Tenant” under the Master Lease, except that with respect to Commercial General Liability Insurance, Subtenant shall carry no less than $5,000,000 per occurrence. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance upon Sublandlord’s request.

18.Default: Subtenant shall be in material default of its obligations under this Sublease if any of the following events occur:

A.Subtenant fails to pay any Rent within three (3) days after written notice of nonpayment;

B.Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within seven (7) days after delivery of a written notice specifying the nature of the breach. However, if Subtenant’s failure to comply cannot reasonably be cured within seven (7) days, Subtenant shall be allowed additional time (not to exceed fifty (50) days) as is reasonably necessary to cure the failure so long as: (1) Subtenant commences to cure the failure within seven
(7) days, and (2) Subtenant diligently pursues a course of action that will cure the failure and bring Subtenant back into compliance with the Master Lease and the Sublease;

C.the bankruptcy or insolvency of Subtenant, transfer by Subtenant in fraud of creditors, an assignment by Subtenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Subtenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Subtenant is discharged from the same within thirty (30) days thereafter;

D.the appointment of a receiver for a substantial part of the assets of Subtenant, which receiver is not discharged within thirty (30) days;

E.the levy upon this Sublease or any estate of Subtenant hereunder by any attachment or execution and the failure within thirty (30) days thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put Sublandlord at no risk of having an unconsented transfer of this Sublease;

F.Subtenant abandons the Subleased Premises; or

G.Subtenant commits any other act or omission which could constitute a default under the Master Lease, beyond any applicable notice and cure period therein.

19.Remedies: In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” under Section 20 of the Master Lease as if an “event of default” had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative. Without limiting the generality of the foregoing, Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (Sublandlord may continue the Sublease in effect after Subtenant’s breach and abandonment and recover rent as it becomes due, if Subtenant has right to sublet or assign, subject only to reasonable limitations).

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20.Surrender: On or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove (a) all of its trade fixtures, personal property and equipment and (b) all Cable in the Subleased Premises which are required to be removed under the terms of this Sublease or the Master Lease (whether currently existing or installed after the date hereof) and all alterations and improvements in the Subleased Premises installed by or for Subtenant which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Subleased Premises to Sublandlord in good condition, order and repair, ordinary wear and tear excepted. Subtenant shall repair any damage to the Subleased Premises caused by Subtenant’s removal of the foregoing. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. The obligations of Subtenant under this Paragraph shall survive the expiration or earlier termination of the Sublease.

21.Broker: Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than Cushman & Wakefield representing Subtenant and Jones Lang LaSalle representing Sublandlord. Subtenant agrees to indemnify and hold Sublandlord harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of Subtenant’s actions or dealings with such other agent, broker, salesman, or finder.

22.Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return- receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

23.Other Sublease Terms:

A.Incorporation By Reference. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” shall be deemed a reference to “Sublandlord” and each reference to “Tenant” shall be deemed a reference to “Subtenant”, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of “Landlord” under the Master Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord’s reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord’s performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to “Tenant” a specified number of days to perform its obligations under the Master Lease (including, without limitation, curing any defaults), except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the

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obligation or one-half the time period permitted under the Master Lease, which ever allows Subtenant the greater amount of time; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such approval must be obtained from both Master Landlord and Sublandlord, and Sublandlord’s withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord’s approval is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (x) the following modifications shall be made to the Master Lease as incorporated herein:

(a)the following provisions of the Master Lease are not incorporated herein: Sections 1 (except subparagraphs L, N, P, Q and R), 3, 6, 9.C (second sentence), 19, 25, 28, 31.E, 34, 35, 36 (except Section 36.B.3), Exhibit A, Exhibit C, Exhibit D-1, Exhibit D-2, Exhibit D-3, Exhibit E (Section D only), Exhibit G, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Building D Memorandum, and Tenth Amendment;

(b)reference to “Landlord’s records” in Section D of Exhibit E of the Master Lease shall be replaced with “Master Landlord’s records”;

(c)in Section 12.C of the Master Lease, Subtenant shall pay Sublandlord the entire excess payable to Master Landlord under the Master Lease, plus fifty percent (50%) of any remaining excess;

(d)any right to abate rent provided to Subtenant through incorporation of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Lease with respect to the Subleased Premises (for clarity, if Sublandlord actually receives under the Master Lease abatement of Rent as to the Subleased Premises, then Subtenant shall be entitled to receive from Sublandlord a proportionate share of such abatement);

(e)Subtenant shall not have the right to terminate the Sublease in the event of casualty or condemnation through incorporation of the provisions of the Master Lease unless Sublandlord has the right under the Master Lease to terminate the Master Lease with respect to the entire Subleased Premises;

(f)“Force Majeure” as defined in Section 31.C of the Master Lease shall not include any prevention, delay or stoppage whatsoever in Subtenant’s surrender of the Subleased Premises to Sublandlord upon the expiration or earlier termination of the Sublease, whether due to causes beyond the reasonable control of Subtenant or otherwise;

(g)Sublandlord shall deliver to Subtenant a copy of any notice of default or demand letter that Sublandlord delivers to Master Landlord; and

(h)Sublandlord shall promptly forward any consent requests by Subtenant to Master Landlord, provided that Sublandlord shall not be required to forward any such consent request in the

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event Sublandlord’s consent to the matter is required and Sublandlord is withholding its consent in accordance with the Sublease.

B.Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease with respect to the Subleased Premises during the Term; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the term of this. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. Notwithstanding the foregoing, Sublandlord shall not, without Subtenant’s prior written consent, amend or modify the Master Lease with respect to Building E or Building F in a manner that would materially adversely affect Subtenant’s use or occupancy of the Subleased Premises or terminate the Master Lease with respect to Building E or Building F (except as set forth in Paragraph 32 below or if Master Landlord agrees to allow Subtenant to continue to occupy the Subleased Premises for the remaining Term on the terms of this Sublease). In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

24.Right to Contest: If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

25.Inspection by a CASp in Accordance with Civil Code Section 1938: Sublandlord has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Sublandlord and Subtenant agree that if Subtenant requests a CASp inspection of the Subleased Premises, then Subtenant shall pay (a) the fee for such inspection, and (b) the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises.

26.Parking: Subtenant shall be entitled to park in unreserved parking spaces serving the Master Premises at a ratio of 3.5 parking spaces per 1,000 rentable square feet of the Subleased Premises during the Term pursuant and subject to the terms of the Master Lease. To the extent permitted by Master Landlord, Subtenant shall have the right, at Subtenant’s sole cost and expense, to re-mark the spaces currently marked as Sublandlord’s visitor spaces in front of Building E and Building F as Subtenant’s visitor spaces (the “Subtenant Visitor Parking Rights”). Subtenant and its employees and visitors shall not park in the parking spaces in front of Building D or at any of Sublandlord’s EV chargers.

27.Signage: Subtenant shall not have any signage on the exterior of Building E or Building F (the “Sublease Signage”) except to the extent approved by Master Landlord and only so long as Sublandlord’s signage on Building D shall not be eliminated or materially diminished as a result thereby. Such Sublease

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Signage, if any, shall be at Subtenant’s sole cost and expense. Upon the expiration or earlier termination of this Sublease, Subtenant shall be responsible, at its sole cost and expense, for the removal of such Sublease Signage and the repair of all damage to the Buildings caused by such removal.

28.Furniture: During the Term of the Sublease, Subtenant shall have the right to use the furniture, fixtures and equipment existing in the Subleased Premises (the “FF&E”) without payment of any additional compensation to Sublandlord for use of such FF&E; provided that the FF&E shall not include, and Sublandlord shall remove during the Early Access Period (but as soon as reasonably practicable after receipt of Master Landlord’s consent to this Sublease), the items agreed upon by both parties on September 1, 2021 and marked on site (which included workstation partitions and attached fixed height desks/returns on the first floor of Building F, various private office setup on both the first floor of Building F and the second Floor of Building E, and a small assortment of miscellaneous ancillary pieces). The FF&E is provided by Sublandlord in its “AS IS” condition, with all faults and defects, and Subtenant shall use such FF&E at Subtenant’s sole risk. No representations or warranties whatsoever as to the FF&E’s condition or fitness for a particular purpose, express or implied, are made by Sublandlord. Subtenant may alter and/or replace the FF&E during the Term. Upon the expiration or earlier termination of the Sublease (other than an earlier termination resulting from a default or breach by Subtenant or a termination pursuant to Paragraph 31 of this Sublease), the FF&E shall automatically be conveyed, in its “AS IS” condition, with all faults and defects, to Subtenant for a purchase price of One Dollar ($1.00), and Subtenant shall remove the same from the Subleased Premises (including, without limitation, the server racks, UPS and cabling in the server room). Notwithstanding the foregoing, in the event of a termination of the Sublease resulting from a default or breach by Subtenant beyond any applicable notice and cure period, Sublandlord shall have the right to elect to convey the FF&E to Subtenant as set forth above or elect to require that Subtenant surrender the FF&E in the same condition as received by Subtenant subject to reasonable wear and tear. The failure of Sublandlord to make either such election within three (3) business days after the termination of this Sublease shall be deemed an election by Sublandlord to convey the FF&E to Subtenant as set forth above.

29.Netted Areas: Provided and to the extent Subtenant obtains Master Landlord’s prior written consent thereto and subject to applicable laws and the terms and conditions of such consent (and at no cost or additional liability to Sublandlord), Subtenant may cover with netting the exterior area of the Project identified on Exhibit D (“Netted Areas”). Prior to the expiration or earlier termination of the Sublease, Subtenant shall remove the same and restore the affected areas to their original condition. Any Netted Areas may not adversely impact Master Landlord’s or Sublandlord’s (or their respective agents’, employees’ and invitees’) path of travel or use of Building D or other buildings in the Project. Subtenant shall maintain and repair the Netted Areas in good and safe condition. Subtenant shall indemnify, defend and hold harmless Sublandlord and Master Landlord from and against all losses, costs, claims, liabilities and damages related to the Netted Areas or Subtenant’s use thereof. The obligations of Subtenant under this Paragraph shall survive the expiration or earlier termination of the Sublease.

30.Security Systems: Subtenant shall be responsible for operating and maintaining security access systems for the entries to Building E and Building F (and with respect to the Subleased Premises generally). Sublandlord shall be responsible for operating and maintaining security access systems for the Excluded Areas.

31.Conditions Precedent: Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord’s obligations hereunder are conditioned upon Sublandlord’s receipt of the written consent of Master Landlord to this Sublease (the “Consent”). Unless waived in writing by Sublandlord and Subtenant, such Consent shall contain Master Landlord’s approval of the research and development of drones as a

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“Permitted Use” under the Master Lease. If Sublandlord does not receive such Consent within thirty (30) days after execution of this Sublease by Sublandlord, then either Sublandlord or Subtenant may terminate this Sublease by giving the other written notice thereof prior to receipt the Consent, and upon such termination, Sublandlord shall return to Subtenant all prepaid rent and the Letter of Credit. In connection with the Consent, Sublandlord and Subtenant shall request that Master Landlord also concurrently consent to the Netted Areas, the Subtenant Visitor Parking Rights and the Sublease Signage; provided, however, in no event shall Master Landlord’s consent to the Netted Areas, the Subtenant Visitor Parking Rights and/or the Signage Rights be a condition to the Consent or this Sublease or the effectiveness thereof.

32.Termination; Recapture: Subtenant acknowledges that, under the Master Lease, both Master Landlord and Sublandlord have certain termination and recapture rights, including, without limitation, in Sections 12, 17 and 18 of the Master Lease. Nothing herein shall prohibit Master Landlord or Sublandlord from exercising any such rights and neither Master Landlord nor Sublandlord shall have any liability to Subtenant as a result thereof. In the event Master Landlord or Sublandlord exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Landlord or Sublandlord. Notwithstanding the foregoing, if the Sublease terminates early as a result of a termination of the Master Lease resulting from (a) a default of Sublandlord as the “Tenant” thereunder that is not caused by or related to an act or omission of Subtenant or (b) the exercise by Landlord of its right to terminate the Master Lease with respect to the Subleased Premises under Section 12.B of the Master Lease as a result of Sublandlord’s breach of the last sentence of Paragraph 13 of this Sublease, then Sublandlord shall be liable to Subtenant for all damages suffered by Subtenant as a result of such termination. Similarly, if the Sublease or the Master Lease terminates early as a result of an act or omission of Subtenant, then Subtenant shall be liable to Sublandlord for all damages suffered by Sublandlord as a result of such termination.

33.Right to Cure Master Lease Default: In the event of a monetary default by Sublandlord as “Tenant” under the Master Lease which is not caused by or related to a monetary default by Subtenant under this Sublease, then so long as Master Landlord accepts Subtenant’s cure in writing, Subtenant shall have the right to cure such default by making the payment in default to Master Landlord and deduct the amount so paid by Subtenant to Master Landlord for such cure from the Rent next due and owning under the Sublease.

34.Representation: Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, and to Sublandlord’s knowledge there exists under the Master Lease no default or event of default by either Master Landlord or Sublandlord, nor, to Sublandlord’s knowledge, has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default.

35.Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

36.No Drafting Presumption: The parties acknowledge that this Sublease has been agreed to by both the parties, that both Sublandlord and Subtenant have consulted with attorneys with respect to the terms of this Sublease and that no presumption shall be created against Sublandlord because Sublandlord drafted this Sublease.

37.Entire Agreement: This Sublease constitutes the entire agreement between the parties with respect to the subject matter herein, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

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38.Counterparts: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document. The parties agree that this Sublease may be electronically signed. The parties agree that any electronic signatures appearing on this Sublease are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. Any PDF or facsimile transmittal of original signature versions of this Sublease shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document.

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IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:    SUBTENANT:

GOPRO, INC.,    SKYDIO, INC.,
a Delaware corporation    a Delaware corporation

By: /s/ Brian McGee	By: /s/ Adam Bry
Name: Brian McGee	Name: Adam Bry
Title: CFO and COO	Ttile: CEO

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After the Early Access Delivery Date:
GoPro, Inc.    Skydio, Inc.
3025 Clearview Way    3000F Clearview Way
San Mateo, California 94402    San Mateo, California 94402
Attn: General Counsel    Attn: Legal Department with a copy to:
GoPro, Inc.    Prior to the Early Access Delivery Date:
3025 Clearview Way    Skydio, Inc.
San Mateo, California 94402    114 Hazel Ave
Attn: Senior Director, Workplace    Redwood City, California 94061 Attn: Legal Department
and with a copy to:

Jones Lang LaSalle
4085 Campbell Avenue, Suite 150 Menlo Park, CA 94025
Attn: Rich Branning, Managing Director

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EXHIBIT A

MASTER LEASE

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EXHIBIT B

SUBLEASED PREMISES

BUILDING E:

FLOOR 1:

The “Excluded Areas” are outlined and identified as “GoPro Retained No Access”, “Server Room” and “MPOE” (areas in blue and green).

GOPRO
RETAINED NO ACCESS
SERVER RM
MPOE
CAFE
SIMULATION ROOM
EXPERIENCE ROOM
CONFERENCE ROOM

FLOOR 2:

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FLOOR 3:

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BUILDING F:

FLOOR 1:

FLOOR 2:

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EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

SUBLANDLORD:    GOPRO, INC.

SUBTENANT:    SKYDIO, INC.

SUBLEASE DATE:         , 2021

SUBLEASED PREMISES:

Pursuant to Paragraph 3.A of the referenced Sublease, the “Commencement Date” is hereby established as
    , 2021.

SUBLANDLORD:    SUBTENANT:

GOPRO, INC.,    SKYDIO, INC.,
a Delaware corporation    a Delaware corporation

By:        By:     Print Name:        Print Name:      Title:        Title:

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EXHIBIT D

NETTED AREAS